UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Under Mirant Corporation’s short-term incentive plan, annual cash bonuses are awarded taking into account an individual’s “target bonus percentage” (a percentage of such participant’s base salary), individual performance and Mirant’s performance against established business and financial goals (corporate payout factor). Each of Mirant’s named executive officers is a participant in the short-term incentive program. On January 16, 2007, the Compensation Committee of the Board of Directors approved certain criteria upon which the corporate payout factor in the 2007 fiscal year will be based. Two-thirds of the corporate payout factor will be dependent on achievement of a range of targeted Adjusted EBITDA. EBITDA refers to earnings before interest, taxes, depreciation and amortization. The level of Adjusted EBITDA necessary to earn 50%, 100% and 200% of the target percentage was set taking into consideration Mirant’s projected Adjusted EBITDA under its 2007 operating plan. Bonus amounts between the threshold and the target and between the target and maximum will be based on interpolated performance levels between the specified levels. The remainder will be dependent upon the achievement of other operational and strategic metrics. The Compensation Committee will be responsible for assessing Mirant’s achievement of such operational and strategic metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 18, 2007

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)